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                                                                 EXHIBIT 4(a)(4)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CORE MATERIALS CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------


         Core Materials Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

         FIRST: That at a meeting of the Board of Directors of the Corporation on July 19, 2002, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article I of the Certificate of Incorporation shall be amended to read as follows:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Core Molding Technologies, Inc.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 228 and 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate this 28th day of August, 2002.

                                        CORE MATERIALS CORPORATION

                                        By: /s/ Kevin L. Barnett
                                           ------------------------------
                                           Kevin L. Barnett, Secretary



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